UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2021

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code
  ________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

On May 28, 2021, AutoWeb, Inc., a Delaware corporation (“AutoWeb”), previously reported that Dealer Direct, LLC dba FordDirect (“FordDirect”) has decided to suspend its new vehicle leads marketing program and terminate the new vehicle leads portion of the Lead Agreement dated December 1, 2020, between AutoWeb and FordDirect (“Lead Agreement”), effective September 30, 2021.

On June 11, 2021, the parties agreed to amend the Lead Agreement to provide for an early termination of the new vehicle leads portion of the Lead Agreement, with the early termination to be effective June 30, 2021, in exchange for a lump sum payment of approximately $0.5 million from FordDirect to AutoWeb.  This early termination payment was derived based on an estimated gross profit for the estimated number of valid new vehicle leads that would have been delivered by AutoWeb to FordDirect during the original termination period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021
AUTOWEB, INC.
By:	/s/Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary